UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 26, 2004

Volume Services America Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31904	13-3870167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Broad Street
Spartanburg, SC	29306
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (864) 598-8600

(Former name or former address, if changed since last report)

Form 8-K, Current Report

Item 5. Other Events and Required FD Disclosure.

     On March 26, 2004, Volume Services America Holdings, Inc., operating its businesses under the trade name Centerplate, issued a press release announcing the date of its first Annual Meeting of security holders as well as the record and payment dates for its April dividend. A copy of the press release relating to such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2004	Volume Services America Holdings, Inc.

	By:	s/s Kenneth R. Frick
		Name:	Kenneth R. Frick
		Title:	Executive Vice President, Chief
Financial Officer and Treasurer